Exhibit 10.1

LETTER AGREEMENT

Via Email

Oleg Firer

3363 NE 163rd St., Suite 705

North Miami Beach, FL 33160

Email: ofirer@unifiedpayments.com

Steven Wolberg

3363 NE 163rd St., Suite 705

North Miami Beach FL 33160

Email: swolberg@netelement.com

Georgia Notes 18 LLC

4000 NE 168th Street, Unit 101,

North Miami Beach, Florida 33160

Attention: Anzheliqua Zalkin

Fax: 786-272-0696

Email: georgianotes@gmail.com

Vladimir Sadovskiy

3363 NE 163 Street, Suite 705

North Miami Beach, FL 33160

Fax: 786-272-0696

Email: vlad@newedgepayments.com

Re:	Exchange of Shares

This letter agreement is dated as of August 28, 2013 (the “Effective Date”).

Reference is made to (i) 100,000 shares of common stock, par value $0.0001 per share (“TOT Common Stock”), of TOT Group, Inc., a Delaware corporation (“TOT Group”), which shares were issued by TOT Group to Unified Payments, LLC, a Delaware limited liability company (“Unified”), and are evidenced by Stock Certificate No. C-2.

The parties hereto acknowledge that Unified made a distribution of all of the 100,000 shares of TOT Common Stock to the following members of Unified in proportions set forth next to the name of each such distributee (each, a “Distributee” and, collectively, the “Distributees”):

Oleg Firer	45,000 shares of TOT Common Stock (representing 4.5% of the total issued and outstanding TOT Common Stock as of the Effective Date);

Steven Wolberg	20,000 shares of TOT Common Stock (representing 2% of the total issued and outstanding TOT Common Stock as of the Effective Date);

Georgia Notes 18 LLC, a Florida limited liability company (“Georgia Notes”)	30,000 shares of TOT Common Stock (representing 3% of the total issued and outstanding TOT Common Stock as of the Effective Date);

Vladimir Sadovskiy	5,000 shares of TOT Common Stock (representing 0.5% of the total issued and outstanding TOT Common Stock as of the Effective Date).

The parties hereto further acknowledge that, in furtherance of this distribution, the Stock Certificate No. C-2 evidencing 100,000 shares of TOT Common Stock was cancelled and replaced with:

(1) Stock Certificate No. C-3 evidencing 45,000 shares of TOT Common Stock issued to Oleg Firer;

(2) Stock Certificate No. C-4 evidencing 20,000 shares of TOT Common Stock issued to Steven Wolberg;

(3) Stock Certificate No. C-5 evidencing 30,000 shares of TOT Common Stock issued to Georgia Notes; and

(4) Stock Certificate No. C-6 evidencing 5,000 shares of TOT Common Stock issued to Vladimir Sadovskiy.

The parties hereby agree as follows:

1.	Each Distributee hereby represents and warrants to NETE as follows: (a) Distributee has all necessary power and authority to execute and deliver this letter agreement (including Exhibit A hereto) and to perform the obligations to be performed by Distributee; (b) this letter agreement has been duly executed and delivered by Buyer and this letter agreement (including Exhibit A hereto) constitutes the legal, valid and binding obligations of Distributee enforceable against Distributee in accordance with its terms and (c) neither Distributee nor any of its principals, officers or directors (as applicable) has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of Distributee or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this letter agreement.

2.	Exchange of Shares of TOT Common Stock. Subject to approval of the stockholders of Net Element International, Inc., a Delaware corporation (“NETE”), at the 2013 annual meeting of stockholders of NETE of the transactions described in this paragraph 2, including the issuance of the applicable shares of common stock, par value $0.0001 per share, of NETE (“NETE Stock”) in furtherance of these transactions (the “Exchange”), as soon as practically possible after such stockholders’ approval, and in any event prior to the issuances of NETE Stock to Aptito.com, Inc. (or its affiliate or related person), Evgueny Finckestein, Curtis Wolfe and/or either Igor Krutoy or any of his related entities or Kenes Rakishev or any of his related entities (as applicable), the following transactions shall take place:

(i)	45,000 shares of TOT Common Stock issued to Oleg Firer pursuant to the Stock Certificate No. C-3 shall be exchanged for NETE Stock as follows: (1) Oleg Firer shall transfer the shares of TOT Common Stock evidenced by the Stock Certificate No. C-3 to NETE by endorsing (by way of executing and delivering stock power) such certificate over to NETE and delivering such certificate to NETE’s President; and (2) upon such endorsement and delivery, NETE shall issue to Oleg Firer such number of shares of NETE stock that would equal 4.5% of the total issued and outstanding shares of NETE Stock at the time of such issuance.

(ii)	20,000 shares of TOT Common Stock issued to Steven Wolberg pursuant to the Stock Certificate No. C-4 shall be exchanged for NETE Stock as follows: (1) Steven Wolberg shall transfer the shares of TOT Common Stock evidenced by the Stock Certificate No. C-4 to NETE by endorsing (by way of executing and delivering stock power) such certificate over to NETE and delivering such certificate to NETE’s President; and (2) upon such endorsement and delivery, NETE shall issue to Steven Wolberg such number of shares of NETE stock that would equal 2% of the total issued and outstanding shares of NETE Stock at the time of such issuance.

(iii)	30,000 shares of TOT Common Stock issued to Georgia Notes pursuant to the Stock Certificate No. C-5 shall be exchanged for NETE Stock as follows: (1) Georgia Notes shall transfer the shares of TOT Common Stock evidenced by the Stock Certificate No. C-5 to NETE by endorsing (by way of executing and delivering stock power) such certificate over to NETE and delivering such certificate to NETE’s President; and (2) upon such endorsement and delivery, NETE shall issue to Georgia Notes such number of shares of NETE stock that would equal 3% of the total issued and outstanding shares of NETE Stock at the time of such issuance.

(iv)	5,000 shares of TOT Common Stock issued to Vladimir Sadovskiy pursuant to the Stock Certificate No. C-6 shall be exchanged for NETE Stock as follows: (1) Vladimir Sadovskiy shall transfer the shares of TOT Common Stock evidenced by the Stock Certificate No. C-6 to NETE by endorsing (by way of executing and delivering stock power) such certificate over to NETE and delivering such certificate to NETE’s President; and (2) upon such endorsement and delivery, NETE shall issue to Vladimir Sadovskiy such number of shares of NETE stock that would equal 0.5% of the total issued and outstanding shares of NETE Stock at the time of such issuance.

3.	Voting Agreement. Mike Zoi and Kenges Rakishev shall, and shall cause their respective controlled entities that hold shares of NETE Stock to, vote at NETE’s stockholders 2013 annual meeting in favor of the Exchange and the issuance of the applicable shares of NETE Stock in furtherance of the Exchange (collectively, the “New Shares”).

4.	Securities Laws Representations. The Distributees understand and acknowledge that the issuance of the New Shares shall be unregistered in reliance on the applicable exemption under the federal securities laws, and any dispositions of the New Shares shall be subject to Rule 144 under the Securities Act of 1933. In connection with the issuance of the New Shares and as a condition to the issuance of such shares by NETE, each of the Distributees hereby provides to NETE the representations and warranties set forth in Exhibit A hereto.

5.	Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by verifiable facsimile or electronic mail transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day or (ii) on the next business day after timely delivery to a reputable overnight courier, to the parties at the addresses set forth on the first page hereto.

6.	General. This letter agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. This letter agreement may not be amended or modified in any respect, except by the written agreement of the parties hereto. No party hereto may, without the prior written consent of the other party hereto, assign or otherwise transfer, in whole or in part, any of its rights and obligations under this letter agreement. Except as expressly provided for herein, nothing in this letter agreement shall confer any rights upon any person that is not a party hereto or the successor or permitted assignee of a party to this letter agreement. This letter agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

7.	Governing Law. This letter agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida without regard to its choice of law provisions that would require the application of the law of another jurisdiction.

8.	Venue. Any action or proceeding brought to enforce, challenge or construe the terms or making of this letter agreement, and any claims arising out of or related to this letter agreement, shall be exclusively brought and litigated exclusively in a state or federal court having subject matter jurisdiction and located in Miami-Dade County, Florida. For the purpose of any action or proceeding instituted with respect to any claim arising out of or related to this letter agreement, each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts having subject matter jurisdiction and located in Miami-Dade County, Florida. Each party hereby irrevocably waives any objection or defense which it may now or hereafter have of improper venue, forum non conveniens, or lack of personal jurisdiction. Each party further irrevocably consents to the service of process out of such courts by the mailing of a copy thereof, by registered mail, postage prepaid, to the party and agrees that such service, to the fullest extent permitted by applicable laws, (i) shall be deemed in every respect effective service of process upon it in any suit, action or proceeding arising out of or related to this letter agreement and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of each party to serve process in any other manner permitted by applicable laws.

9.	Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LETTER AGREEMENT.

[Signatures are on next page.]

Please indicate your consent to the terms of this letter agreement by signing and dating this letter agreement and returning it to the undersigned.

NET ELEMENT INTERNATIONAL, INC.

By:	/s/ Jonathan New
Name: Title:	Jonathan New CFO

Agreed and accepted by:

/s/ Oleg Firer
OLEG FIRER

/s/ Steven Wolberg
STEVEN WOLBERG

/s/ Vladimir Sadovskiy
VLADIMIR SADOVSKIY

GEORGIA NOTES 18, LLC

By:	/s/ Anzheliqua Zalkin
Name:	Anzheliqua Zalkin
Title:	Managing Member

/s/ Kenges Rakishev
KENGES RAKISHEV

/s/ Mike Zoi
MIKE ZOI

Exhibit A

Representations and Warranties

As a condition to the issuance of the New Shares to any of the Distributees, each Distributee hereby represents and warrants to NETE as follows:

Distributee acknowledges that the issuance to it of the shares of common stock of NETE representing the New Shares has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. Distributee understands that each of NETE is relying upon the truth and accuracy of, and Distributee’s compliance with, the representations, warranties, acknowledgments and understandings of Distributee set forth in this letter agreement in order to determine the availability of such exemptions and the eligibility of Distributee to acquire the New Shares.

Distributee represents that the New Shares are being acquired by Distributee for its own account, for investment purposes only and not with a view to or for distribution or resale to others in contravention of the registration requirements of the Securities Act or applicable state securities laws. Distributee agrees that it will not sell or otherwise transfer any of the New Shares unless such transfer or resale is registered under the Securities Act and applicable state securities laws or unless exemptions from such registration requirements are available.

Distributee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Distributee’s investment in NETE through Distributee’s acquisition of the New Shares. Distributee is able to bear the economic risk of its investment in NETE through Distributee’s acquisition of the New Shares for an indefinite period of time. At the present time, Distributee can afford a complete loss of such investment and has no need for liquidity in such investment.

Distributee recognizes that its acquisition of the New Shares involves a high degree of risk in that: (a) an investment in NETE is highly speculative and only Distributee who can afford the loss of their entire investment should consider investing in NETE and securities of NETE; (b) transferability of the New Shares is limited; (c) NETE has experienced recurring losses and it must raise substantial additional capital in order to continue operating its business; (d) subsequent equity financings will dilute the ownership and voting interests of Distributee and equity securities issued by NETE to other persons or entities may have rights, preferences or privileges senior to the rights of Distributee; (e) any debt financing that may be obtained by NETE must be repaid regardless of whether NETE generates revenues or cash flows from operations and may be secured by substantially all of NETE’s assets; (f) there is absolutely no assurance that any type of financing on terms acceptable to NETE will be available to NETE or otherwise obtained by NETE; and (g) if NETE is unable to obtain additional financing or is unable to obtain additional financing on terms acceptable to it, then NETE may be unable to implement its business plans or take advantage of business opportunities, which could have a material adverse effect on NETE’s business prospects, financial condition and results of operations and may ultimately require NETE to suspend or cease operations.

Distributee acknowledges that he has prior investment experience and that he recognizes and fully understands the highly speculative nature of Distributee’s investment in NETE pursuant to its acquisition of the New Shares. Distributee acknowledges that he, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction.

Distributee acknowledges that it has carefully reviewed the this letter agreement and NETE’s filings with the United States Securities and Exchange Commission, which are available on the Internet at www.sec.gov, all of which documents and filings Distributee acknowledges have been made available to it. Distributee has been given the opportunity to ask questions of, and receive answers from, NETE concerning this letter agreement, the issuance to it of the New Shares, and NETE’s business, operations, financial condition and prospects, and Distributee has been given the opportunity to obtain such additional information, to the extent NETE possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Distributee reasonably desires in order to evaluate its investment in NETE pursuant its acquisition of the New Shares. Distributee fully understands all of such documents and filings and has had the opportunity to discuss any questions regarding any of such documents or filings with its legal counsel and tax, investment and other advisors. Notwithstanding the foregoing, Distributee acknowledges and agrees that the only information upon which it has relied upon in executing this letter agreement is the information set forth in this letter agreement and NETE’s filings with the United States Securities and Exchange Commission. Distributee acknowledges that it has received no representations or warranties from NETE, its employees, agents or attorneys in making this investment decision. Distributee acknowledges that it does not desire to receive any further information from NETE or any other person or entity in order to make a fully informed decision of whether or not to execute this letter agreement and accept the New Shares.

Distributee acknowledges that the issuance to it of the New Shares may involve tax consequences to Distributee. Distributee acknowledges and understands that Distributee must retain its own professional advisors to evaluate the tax and other consequences of Distributee’s receipt of the New Shares.

Distributee understands and acknowledges that NETE is under no obligation to register the resale of the New Shares under the Securities Act or any state securities laws. Distributee agrees that NETE may, if it desires, permit the transfer of the New Shares out of Distributee’s name only when Distributee’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to NETE that the proposed transfer satisfies an applicable exemption from registration requirements under the Securities Act and applicable state securities laws.

Distributee understands that the certificate(s) representing the New Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the New Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above will be removed, and NETE will issue a certificate without such legend to the holder of the New Shares upon which it is stamped, only if (a) such New Shares are being sold pursuant to an effective registration statement under the Securities Act, (b) such holder delivers to NETE an opinion of counsel, in a reasonably acceptable form to NETE, that the disposition of the New Shares is being made pursuant to an exemption from federal and state registration requirements, or (c) such holder provides NETE with reasonable assurance that a disposition of the New Shares may be made pursuant to Rule 144 under the Securities Act without any restriction as to the number of shares acquired as of a particular date that can then be immediately sold.

Distributee acknowledges that he has a preexisting personal or business relationship with NETE or one or more of its officers, directors or controlling persons.

Distributee represents and warrants that he was not induced to invest in NETE (pursuant to the issuance to it of the New Shares) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

Each Distributee’s current address is as stated on the first page of the letter agreement.

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